Exhibit 1.1

INTELSAT S.A.

COMMON SHARES, NOMINAL VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

June 11, 2018

June 11, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Intelsat S.A. (RCS Luxembourg B162.135), a société anonyme incorporated and existing under the laws of Luxembourg (the “Company”), proposes to issue to the several Underwriters named in Schedule I hereto (the “Underwriters”) 13,477,089 of its common shares, nominal value $0.01 per share (the “Firm Shares”). The Company also proposes to issue to the several Underwriters not more than an additional 2,021,563 of its common shares, nominal value $0.01 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to subscribe for such common shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, nominal value $0.01 per share, of the Company to be outstanding after giving effect to the transactions contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a base prospectus (the “Base Prospectus”), relating to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the issuance and sale of the Shares. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares (the “Prospectus Supplement”). The registration statement on Form F-3 (No. 333-225467) relating to the Shares, as amended at the time it becomes effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement;” and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement; and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated June 11, 2018 specifically relating to the Shares, together with the Base Prospectus.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

For the purposes of this Agreement, the term “Transactions” means, collectively, (i) the offering and sale of the Shares and (ii) the payment of all fees and expenses related to the foregoing.

1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Company meets the requirements for the use of Form F-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of 5:15 p.m., New York City time, on June 11, 2018 (the “Time of Execution”) did not, and at the time of each issuance and sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date or each Option Closing Date (if any) (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus conformed, when such documents were filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d)    The Company has not distributed and will not distribute, prior to the Closing Date (as defined in Section 4), any written communications (as defined in Rule 405 of the Securities Act) in connection with the offering, issuance and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus or the Prospectus, the broadly available road show delivered in connection with this Agreement and any communication made under Rule 134 or 135 under the Securities Act. The broadly available road show when considered together with the Time of Sale Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    The Registration Statement, as of its effective date, complied, and as of the effective date of any post-effective amendment thereto, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Prospectus will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(f)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g)    The Company (i) is and will be at the Closing Date validly existing under the laws of Luxembourg and has and will have at the Closing Date all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(h)    Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act and set forth on Schedule III hereto) of the Company (i) is and will be at the Closing Date duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of its respective jurisdiction of organization and has and will have at the Closing Date all requisite corporate or limited liability company power and authority, as the case may be, to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(i)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement and the Transactions have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

(j)    The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)    (i) At the Closing Date, after giving effect to the Transactions, the Company will have the authorized, issued and outstanding capitalization set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus under the heading “Capitalization” and “Description of Common Shares;” (ii) all of the outstanding ownership interests in, or shares of capital stock of, the Company (including the Shares) and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; (iii) all of the outstanding shares of capital stock of the Company (including the Shares) and its significant subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than, in the case of the Company, Article 8 Limitation of Ownership - Communications Laws in the Company’s Consolidated Articles of Incorporation) and other than those imposed on the capital stock of the subsidiaries by the Company’s or its subsidiaries’ indentures, loan agreements, mortgages or other security documents or agreements, or by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting, except where the existence of such liens, encumbrances, equities and claims or restrictions would not have a Material Adverse Effect; (iv) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (A) options, warrants or other rights to subscribe for or purchase, (B) agreements or other obligations to issue, or (C) except as are not material to the Company, other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries outstanding. Except for its subsidiaries or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as are not material to the Company, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(l)    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Shares to the Underwriters), will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which its properties or assets is subject (collectively “Contracts”), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, (ii) the articles of incorporation of the Company or (iii) (assuming compliance by the Underwriters with all applicable state securities or “Blue Sky” laws and assuming the compliance with covenants of the Underwriters in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions.

(m)    There are no legal or governmental proceedings, actions, suits, inquiries, or investigations pending or threatened involving or affecting the Company or any of its properties or assets that would be required to be described in a prospectus on Form F-3 pursuant to the Securities Act that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus except for such proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or to which the property or assets of the Company are subject that would, individually or in the aggregate, have a Material Adverse Effect, or seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)    The Preliminary Prospectus included in the Time of Sale Prospectus complied when filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)    Upon the issuance and sale of the Shares as herein contemplated, the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, the Company will not be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not have a Material Adverse Effect, the Company (i) is not in violation of any applicable Luxembourg, U.S. or other national, state, provincial or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(q)    No holder of securities of the Company is entitled to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company except as set forth in the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global S.A. (“Intelsat Global”), the BC Investors (as defined therein) and Silver Lake (as defined therein); the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global, the BC Investors (as defined therein), Silver Lake (as defined therein) and the other shareholders party thereto; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global and Michael McDonnell; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global, David McGlade and Ronald P. McGlade, Trustee (On Behalf of the McGlade Family Trust dated January 2, 2009); or (ii) to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r)    Neither the Company nor any of its subsidiaries is aware of or has taken any action, directly or indirectly, nor to the knowledge of the Company, any director, officer, agent or employee of the Company or its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or its subsidiaries of the U.K. Bribery Act 2010 or the FCPA or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the U.K. Bribery Act 2010 and the FCPA. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(s)    To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) nor is either the Company or any of its subsidiaries located, organized or resident in a country that is the subject or target of Sanctions, including without limitation Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute, fund, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any such Sanctions or to fund or facilitate any activities or business in any Sanctioned Country in violation of Sanctions.

(u)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, which liabilities, obligations or transactions would have a Material Adverse Effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v)    The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements which are related to such real property to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound are valid and enforceable against the Company, or such subsidiary and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not have a Material Adverse Effect, the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any notice of infringement of or conflict with

(or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that would have a Material Adverse Effect.

(x)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.

(y)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company carries, or is covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of its businesses and the value of its properties.

(z)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect (A) the performance by the Company or of any of its obligations under this Agreement or (B) the consummation of any of the Transactions; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, the Company has fulfilled and performed all of its obligations with respect to such Permits and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect (A) the performance by the Company of any of its obligations under this Agreement or (B) the consummation of any of the Transactions.

(aa)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or its subsidiaries, as applicable, has filed with the U.S. Federal Communications Commission (the “FCC”), the United Kingdom’s Office of Communications (“OFCOM”), the United Kingdom’s Space Agency (the “UKSA”), the National Information & Communications Technology Authority of Papua New Guinea (“NICTA”), the Ministry of Internal Affairs and Communications of Japan (the “MIC”), the Australian Communications and Media Authority (the “ACMA”) and Germany’s Bundesnetzagentur (the “Bundesnetzagentur” and, together with the FCC, OFCOM, UKSA,

NICTA, MIC and ACMA, the “Regulatory Agencies”), all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the Regulatory Agencies or for transmission to the International Telecommunication Union, and (ii) has obtained all licenses, orders or other authorizations issued by the Regulatory Agencies and any equivalent authority of Luxembourg and each other jurisdiction in which the Company operates (collectively, the “Communications Licenses”) required for the operation of the business of the Company and its subsidiaries as now or as proposed to be conducted as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (iii) such Communications Licenses are in full force and effect. To the Company’s knowledge, there are no pending revocation or other proceedings initiated by any of the Regulatory Agencies or any equivalent authority of Luxembourg or any other jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect. To the Company’s knowledge, fees due and payable to domestic and foreign governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, have been timely paid, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries is in compliance with the terms of the Communications Licenses, as applicable, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and there is no condition of which the Company has received notice, nor, to the Company’s knowledge, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority, except for such condition or proceeding that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(bb)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness or significant deficiencies in its internal control over financial reporting.

(cc)    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has filed all necessary U.S. federal, U.S. state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than tax deficiencies that the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

(ee)    Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or any of its subsidiaries is or has ever been a participant, except for such liability as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(ff)    The Company has not taken, nor will the Company take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares (except that no representation is made as to the activities of the Underwriters and their affiliates).

(gg)    The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(hh)    The Company maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information is recorded, processed, and summarized, including controls and procedures designed to ensure that such information is accumulated and communicated to Company’s management as appropriate.

(ii)    The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis, except as otherwise stated therein. The summary financial data in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the applicable rules and guidelines of the Commission applicable thereto. KPMG LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

(jj)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the Closing Date, no consent, approval, authorization or order of any court or governmental agency or body, or third party shall be required for the issuance by the Company of the Shares to the Underwriters or the consummation by the Company of the Transactions, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the subscription and resale of the Shares by the Underwriters and

(iii) such consents, approvals, authorizations or orders the failure of which to obtain, or the absence of which, would not result in a Material Adverse Effect. The Company (before and after giving effect to the Transactions) is not (i) in violation of its articles of incorporation, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Neither the Company nor any of its subsidiaries has taken, or will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(ll)    There is, and has been, no material failure on the part of the Company or its subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)    The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Common Shares,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries thereof. The statements under the caption “Certain U.S. Federal Income Tax Consequences” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, insofar as such statements purport to describe certain U.S. federal income tax laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described herein and therein, and to the beliefs described therein being true, are accurate in all material respects. The statements under the caption (i) “Part I—Item 3D—Risk Factors—Risks Related to Regulation” and (ii) “Part I—Item 4B—Business Overview—Regulation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on February 26, 2018, included in the Registration Statement, the Time of Sale Memorandum and the Prospectus, to the extent that such statements constitute overviews or summaries of the regulations referred to therein, constitute accurate overviews or summaries of such regulations in all material respects to the extent of their applicability to the Company and its subsidiaries.

(nn)     There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares to the Underwriters.

(oo)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

2.    Agreements to Issue and Subscribe. The Company hereby agrees to issue to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $14.44674 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue to the Underwriters the Additional Shares, and the Underwriters shall have the right to subscribe for, severally and not jointly, up to 2,021,563 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Underwriters may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be subscribed for by the Underwriters and the date on which such shares are to be subscribed for. Each subscription date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be subscribed for (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to subscribe for the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be subscribed for on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $14.84 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.235956 a share under the Public Offering Price.

4.    Payment and Delivery. Upon payment to the Company of the gross proceeds from the offering of the Firm Shares made in Federal or other funds immediately available in New York City, the Company shall issue and deliver such Firm Shares for the respective accounts of the several Underwriters and shall pay $0.39326 per Firm Share sold in the offering to the Underwriters in Federal or other funds immediately available in New York City, at 10:00 a.m., New York City time, on June 14, 2018, or at such other time on the same or such other date, not later than June 21, 2018, as shall be designated in writing by you. The time and date of such payments are hereinafter referred to as the “Closing Date.”

Upon payment to the Company of the gross proceeds from the offering of the Additional Shares made in Federal or other funds immediately available in New York City, the Company shall issue and deliver such Additional Shares for the respective accounts of the several Underwriters and shall pay $0.39326 per Additional Share sold in the offering to the Underwriters in Federal or other funds immediately available in New York City, at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 14, 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to issue the Shares to the Underwriters and the several obligations of the Underwriters to subscribe and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b).

(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto);

(iii)    no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or threatened by the Commission; and

(iv)    The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(c)    The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(d)    The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, (i) an opinion letter of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, in substantially the form attached hereto as Annex A, (ii) an opinion of Elvinger Hoss Prussen, société anonyme, special Luxembourg counsel for the Company, in substantially the form attached hereto as Annex B, (iii) a negative assurance letter of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, in substantially the forms attached hereto as Annex C and (iv) a negative assurance letter of the General Counsel of the Company, in a form reasonably satisfactory to the Underwriters.

(e)    The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

The opinion of Wachtell, Lipton, Rosen & Katz described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)    The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors set forth on Schedule IV hereto of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)    On each of the date hereof and on the Closing Date, the Company shall have furnished to the Underwriters a certificate, dated as of such date and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial projections contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in substantially the form attached hereto as Annex D.

(i)    The Underwriters shall have received, on the Closing Date, an officer’s certificate of the President, the Chairman or Deputy Chairman of the Board, the Chief Financial Officer, the Treasurer, the Controller or any other senior officer of the Company, to the effect that:

(i)    to such officer’s knowledge and other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries; and

(ii)    to such officer’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

The several obligations of the Underwriters to subscribe for Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and 430A , 430B or 430C under the Securities Act; to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the issuance or sale of the Shares. The Company will pay the registration fees relating to the issuance and sale of Shares within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Upon your request, to furnish to you, without charge, 15 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)    Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or the Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.

The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective subscriber or purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, of it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (c) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(h)    The Company will arrange, if necessary, for the qualification of the Shares for offer, issuance and sale under the laws of such jurisdictions as the Underwriters may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where they are not now so qualified, (ii) to take any action that would subject them to service of process in suits, other than those arising out of the issuance and sale of the Shares, in any jurisdiction where they are not now so subject or (iii) take any action that could subject them to taxation in any such jurisdiction if they are not otherwise so subject.

(i)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)    To use the net proceeds received by it from the issuance of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” in all material respects.

(k)    The Company also covenants with each Underwriter that, without the prior written consent of Goldman Sachs & Co. LLC, it will not, during the period ending 75 days after the date of the Prospectus, (1) offer to sell, issue, sell, dispose of, contract to issue or sell, issue or sell any option or contract to subscribe or purchase, subscribe for or purchase any option or contract to issue or sell, grant any option, right or warrant to subscribe or purchase, or otherwise transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided, that the foregoing will not apply to Common Stock or securities of the Company or its subsidiaries convertible into, or exchangeable for, Common Stock of the Company, as long as (x) such Common Stock or securities are issued solely in exchange for outstanding debt securities of the Company or its subsidiaries and (y) the purchasers of such Common Stock or securities agree that they will not sell such Common Stock or any Common Stock into which such securities are convertible into or exchangeable for, until 75 days after the date of the Prospectus.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of options to subscribe for or purchase Common Stock and other incentive compensation, including restricted shares or restricted share units, under incentive plans or similar plans approved by the board of directors of the Company as described in the Registration Statement, Time of Sale Prospectus and Prospectus, (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such incentive or similar plans, (d) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) so long as the issuance constitutes not more than 15% of the outstanding Common Stock subsequent to this offering and the recipient of the Common Stock agrees to be bound by the same terms described in the lock-up letter attached hereto and (e) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

7.    Expenses. Except as otherwise set forth herein, the Company agrees to pay all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to any costs of printing the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the registration of the Shares under the Exchange Act, (v) any registration or qualification of the Shares for offer and sale under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filings fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), (viii) any fees and expenses of the Trustee including fees and expenses of counsel to the Trustee, and (ix) any fees charged by investment rating agencies for the rating of the Shares. In addition, if the sale of the Shares provided for herein is terminated by the Underwriters pursuant to Section 10 hereof, the Company agrees to promptly reimburse the Underwriters upon demand for all reasonable and documented out-of-pocket expenses that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. Except as set forth in this Section 7, the Underwriters shall pay their own costs and expenses, including the fees and expenses of (i) Cahill Gordon & Reindel LLP, counsel for the Underwriters and (ii) Cleary Gottlieb Steen & Hamilton LLP.

8.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter, or which would require the Company to prepare a prospectus in accordance with Directive 2003/71/EC, as amended.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the failure to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to appropriate local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bears to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have subscribed for hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.    Termination.

(a)    This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i)    (A) the Company or any of its subsidiaries shall have sustained since the most recent respective dates as which information is given in the Registration Statement or the Time of Sale Prospectus any material loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement or the Time of Sale Prospectus, or (B) since the most recent respective dates as of which information is given in the Registration Statement or the Time of Sale Prospectus, there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or development in the business, operations, management, financial position, stockholders’ equity, prospects or results of operations of the Company or any of its subsidiaries, other than as set forth or contemplated in the Registration Statement or the Time of Sale Prospectus, the effect of which, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement or the Time of Sale Prospectus;

(ii)    trading in the Company’s Common Stock or any other securities of the Company or in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii)    a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or

(iv)    other than as in existence on or prior to the time of this Agreement, there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares as contemplated by the Registration Statement and the Time of Sale Prospectus.

(b)    Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 7 or Section 9(g) hereof.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to subscribe for Shares that it has or they have agreed to subscribe for hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for is not more than one-tenth of the aggregate number of the Shares to be subscribed for on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to subscribe for the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for on such date, and arrangements satisfactory to you and the Company for the subscription of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed for on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for the Additional Shares to be issued on such Option Closing Date or (ii) subscribe for not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to subscribe for in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, other than pursuant to Sections 10(i), (iii), (iv) or (v), or this Section 11, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement.

(a)    This Agreement, together with the side letter of even date and any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the subscription, purchase, issuance and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14.    Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

15.    Submission to Jurisdiction; Appointment of Agent for Service. The Company agrees that any suit, action or proceeding against the Company or brought by any Underwriter, the affiliates, directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the Transaction will be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Beginning on the Closing Date, the Company hereby appoints CT Corporation System as the authorized agent of the Company (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the Transaction that may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Luxembourg. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16.    Immunity. To the extent that the Company has acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of their obligations under this Agreement.

17.    Judgment Currency. Except to the extent otherwise stated, U.S. Dollars are the sole currency of account and payment for all sums payable under or in connection with this Agreement, including damages. Any amount received or recovered in a currency other than this applicable currency (whether as a result of, or in the enforcement of, a judgment or order to a court of any jurisdiction, in the winding-up or dissolution of either the Company or otherwise) by any person in respect of any sums expressed to be due to it shall only constitute a discharge by the payor thereof of its obligations to the extent the amount of the applicable currency that such payee evidences that it is able to purchase with the amount so received or recovered in such other currency on the date of receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date in which it is practicable to do so). If the amount of applicable currency is less than the amount expressed to be due to such person, then such payor shall indemnify it against any loss sustained by it as a result. In any event and to the fullest extent permitted by law, such payor shall indemnify such payee against the cost of making any such purchase. For the purposes of this paragraph, it shall be sufficient for such payee to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the applicable currency been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of the applicable currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of the date be certified in the manner mentioned above). These indemnities constitute a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due hereunder.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention-2198: Registration Department, (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and (iii) with an additional copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, NY 10005 Attention: Corey Wright; if sent to either the Company, shall be mailed or delivered to Intelsat S.A. at 4, rue Albert Borschette, L-1246 Luxembourg, Attention: General Counsel; with a copy to Intelsat Corporation at 7900 Tysons One Place, McLean, Virginia 22102-5927, Attention: General Counsel; with an additional copy to Wachtell, Lipton, Rosen & Katz at 51 West 52nd Street, New York, New York 10019, Attention: Victor Goldfeld.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours,

INTELSAT S.A.

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Executive Vice President & Chief Financial Officer

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name:	Daniel Young
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ James Watts
Name:	James Watts
Title:	Vice President

SCHEDULE I

Number of Firm Shares To Be Subscribed For
Underwriter
Goldman Sachs & Co. LLC	9,433,962
Morgan Stanley & Co. LLC	4,043,127
Total:	13,477,089

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus

2.	Free Writing Prospectus dated June 11, 2018, Filed Pursuant to Rule 433, Relating to Preliminary Prospectus dated June 11, 2018, Registration No. 333-225467

3.	Public offering price: $14.84

4.	Net proceeds before expenses to the Company: $200,000,001

5.	Settlement date: June 14, 2018

6.	Option to purchase 2,021,563 additional shares

II-1

Schedule III

List of significant subsidiaries.

US

Intelsat Corporation

Intelsat Envision Holdings LLC

Intelsat Global Service LLC

Intelsat Holdings LLC

Intelsat International Systems, LLC

Intelsat License Holdings LLC

Intelsat License LLC

Intelsat Satellite LLC

Intelsat USA License LLC

Intelsat USA Sales LLC

Intelsat General Corporation

PanAmSat International Holdings, LLC

Non-US

Intelsat Investment Holdings S.à r.l.

Intelsat Finance Bermuda Ltd.

Intelsat Global Sales & Marketing Ltd.

Intelsat Ireland Operations Unlimited Company

Intelsat Jackson Holdings S.A.

Intelsat Subsidiary (Gibraltar) Limited

Intelsat Kommunikations GmbH

PanAmSat Satellite Europe Limited

III-1

Schedule IV

Signatories to Lock-Up Agreements

1.)	BC Investors

2.)	Silver Lake

3.)	David McGlade

4.)	Stephen Spengler

5.)	Michelle Bryan

6.)	Michael DeMarco

7.)	Jacques Kerrest

8.)	Justin Bateman

9.)	Robert Callahan

10.)	John Diercksen

11.)	Edward Kangas

12.)	Raymond Svider

III-1

Annex A

Form of Opinion of Wachtell, Lipton, Rosen & Katz

A-1

Annex B

Form of Opinion of Elvinger Hoss Prussen

B-1

Annex C

Form of Negative Assurance Letter of Wachtell, Lipton, Rosen & Katz

C-1

Annex D

CFO Certificate

D-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1